UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2025

Gen Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-17781 (Commission File Number)			77-0181864 (I.R.S. Employer Identification Number)
60 E. Rio Salado Parkway,		Suite 1000,
	Tempe,	Arizona	85281
(Address of principal executive offices and zip code)
	(650)	527-8000
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock,	par value $0.01 per share	GEN	The Nasdaq Stock Market LLC
Contingent Value Rights		GENVR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Peter Feld from the Gen Board

On May 15, 2025, Mr. Feld resigned from the Board of Directors (the “Board”) of Gen Digital Inc. (the “Company”) and all committees thereof, effective immediately. Mr. Feld’s decision to resign from the Board was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Feld for his Board service.

Appointment of John Chrystal as a Director of Gen

On May 15, 2025, the Board appointed John Chrystal, who previously served as the Chairman of the Board of Directors of MoneyLion Inc., to serve as a member of the Board effective immediately. In connection with his appointment, the Board determined that Mr. Chrystal is “independent” under the applicable listing standards of The Nasdaq Stock Market LLC. It has not yet been determined on which Board committees, if any, Mr. Chrystal will serve.

Mr. Chrystal will receive a pro-rated portion of the annual cash and equity retainer that is part of the standard compensation received by the Company’s non-employee directors for service on the Board, as previously disclosed in the Company’s proxy statement that was filed on July 29, 2024. In addition, Mr. Chrystal will enter into the Company’s standard form of indemnification agreement that was previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Company’s Form 8-K that was filed on March 7, 2016, which provides for indemnification of directors to the fullest extent allowed by Delaware law.

Mr. Chrystal currently serves as an independent director of Regatta Loan Management LLC and a board member of Sac City Holdings, Ltd., a single bank holding company, and also serves as President of Bent Gate Management Company and C3 Management Company, two farm management companies. Previously, from June 2013 until February 2022, he served as a director of The Bancorp, Inc. and its subsidiaries, including serving as Vice Chairman beginning in April 2017 and as Interim Chief Executive Officer of The Bancorp and President of The Bancorp Bank from December 2015 through May 2016. Mr. Chrystal also previously served as a director of numerous special purpose acquisition companies from 2019 to 2022 and as an advisor to Monroe Capital LLC and its affiliated funds from 2017 to 2022, and served as a director of the Trust for Advised Portfolios from 2010 to 2022. Mr. Chrystal brings more than 35 years of experience as a highly regarded financial services leader to Gen, including his experience with MoneyLion Inc., where he served as a director from 2016 to 2025 and as Chairman from 2021 to 2025. Mr. Chrystal was also a Managing Member of Bent Gate Advisors, LLC, the Chief Risk Officer of DiMaio Ahmad Capital, and was a Managing Director with Credit Suisse entities, with oversight of asset management and financial products functions. Mr. Chrystal received an MBA from The University of Chicago and an undergraduate degree from Iowa State University. The Board believes that Mr. Chrystal will be a valuable member of the Board because of his extensive experience in the financial services industry and his prior track record as a senior executive and director.

There are no arrangements or understandings between Mr. Chrystal and any other persons pursuant to which he was selected as a director. Mr. Chrystal has no family relationships with any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Feld’s resignation and Mr. Chrystal’s appointment to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated May 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of May, 2025.

Gen Digital Inc.

By:	/s/ Bryan S. Ko
Bryan S. Ko
Chief Legal Officer and Secretary